EXHIBIT 23.3


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 1994 included and incorporated by reference in Triarc Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.

                              ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
June 22, 1995.


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